                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                      MISSISSIPPI VALLEY BANCSHARES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                MISSISSIPPI VALLEY BANCSHARES, INC.

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON
                           APRIL 21, 1999

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of Mississippi Valley
Bancshares, Inc. will be held at the Offices of KETC (Channel 9), 3655 Olive Street, St. Louis, Missouri 63108, on April 21, 1999, at 9:00 A.M., St. Louis time, for the following purposes:

    1. To elect five Directors, each to serve for a three-year term;

    2. To consider and act upon a proposal to approve certain amendments to the 1991 Stock Option Plan, as described in the proxy materials;

    3. To consider and act upon ratification of the selection of Ernst & Young LLP as independent accountants for 1999; and

    4. To transact such other business as may properly come before the meeting.

    Only stockholders whose names appear of record at the Company's close of business on March 5, 1999 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.


                                  By Order of the Board of Directors,




                                  Carol B. Dolenz
                                  Secretary and Treasurer

March 19, 1999
St. Louis, Missouri




    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                MISSISSIPPI VALLEY BANCSHARES, INC.

                      700 CORPORATE PARK DRIVE

                     ST. LOUIS, MISSOURI 63105



                          PROXY STATEMENT



                   ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD APRIL 21, 1999

    This Proxy Statement is being furnished to the holders of common stock of Mississippi Valley Bancschares, Inc. (the "Company") on or about March 19, 1999 in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of the Company for use at the annual meeting of stockholders (the "Annual Meeting") to be held on April 21, 1999 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment or postponement of that meeting.

    Holders of shares of common stock, par value $1.00 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 5, 1999 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 9,495,912 shares of Common Stock were outstanding. Holders of Common Stock (the "Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

    A plurality of the votes of Stockholders cast at the Annual Meeting is required for the election of each director. Approval of the proposed amendments to the 1991 Stock Option Plan and ratification of the selection of independent accountants each requires the affirmative vote of holders of a majority of the Shares voted on the proposal. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors, approval of the proposed amendments or ratification of the selection of independent accountants.

    Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controls approximately 31.9% of the Shares outstanding on the Record Date.

    Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

    All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the
                                          ---
Board's director nominees and FOR proposals 2 and 3. The Board of
                              ---
Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Mississippi Valley Bancshares, Inc., 700 Corporate Park Drive, St. Louis, Missouri 63105 (telephone number (314) 268-2580).

    The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.



                      ------------------------



        THE DATE OF THIS PROXY STATEMENT IS MARCH 19, 1999.



                       ELECTION OF DIRECTORS

    Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 14 directors is elected for a three-year term, and the term of each class of directors expires in a different year. All of the current directors (including the nominees for re-election as director) were first elected in 1984, except Mr. Levy, who was first elected in 1987, Mrs. Behan, who was first elected in 1989, and Mr. Bush, who was first elected in 1991.

    Directors of the Company receive fees of $6,000 annually and $1,000 for each meeting of the Board or $550 for each committee meeting of the Board attended, plus reimbursement of travel expenses incurred in attending Board or committee meetings. The Company's Board of Directors meets at least quarterly.

    The nominees for election to the Board of Directors are: Andrew
N. Baur, Louis N. Goldring, Richard T. Grote, Mont S. Levy, and Lewis B. Shepley, each of whom is a current director of the Company. The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:

                                                         TERM                   PRINCIPAL OCCUPATION
        DIRECTOR                               AGE      EXPIRES                 DURING PAST 5 YEARS
        --------                               ---      -------                 --------------------
John T. Baumstark............................  54        2001        President, Archway Sales, Inc. (Chemical
                                                                     distributor); President, Jade Leasing
                                                                     (leasing & warehousing); President, Jaruba
                                                                     Corp. (leasing).

Andrew N. Baur...............................  54        1999        Chairman and Chief Executive Officer of
                                                                     the Company and the Company's Subsidiary,
                                                                     Southwest Bank of St. Louis (the "Bank");
                                                                     Vice Chairman of the Company's Subsidiary,
                                                                     Southwest Bank, Belleville; Director,
                                                                     Rawlings Sporting Goods Company, Inc. Mr.
                                                                     Baur is a nominee for reelection to the
                                                                     Board.

Linn H. Bealke...............................  54        2001        President of the Company and Vice Chairman
                                                                     of the Bank; Chairman of the Company's
                                                                     Subsidiary, Southwest Bank, Belleville;
                                                                     Director, Zoltek Companies, Inc.

Alice C. Behan...............................  53        2000        Private Investor.

                                 3

                                                         TERM                   PRINCIPAL OCCUPATION
        DIRECTOR                               AGE      EXPIRES                 DURING PAST 5 YEARS
        --------                               ---      -------                 --------------------
William H.T. Bush............................  60        2000        Chairman, Bush-O'Donnell & Co., Inc.
                                                                     (Investment Advisor and merchant banking
                                                                     firm); Director, Intrav, Inc.; Director,
                                                                     D T Industries, Inc.; Director, Right Choice
                                                                     Managed Care, Inc.

Franklin J. Cornwell, Jr.....................  56        2000        Private Investor. Vice President, Ralston
                                                                     Purina Co. and CEO of Ralston Purina
                                                                     International (diversified consumer
                                                                     products company) through May, 1995.

Theodore P. Desloge, Jr......................  59        2001        President, Bloom & Desloge Enterprises,
                                                                     Inc. (investments); Vice Chairman and
                                                                     Director, Valley Forge Corp. (holding
                                                                     company).

Louis N. Goldring............................  57        1999        President, AVCORP, inc. (aircraft leasing
                                                                     and management); Retired Vice Chairman and
                                                                     Chief Executive Officer, Franklin Equity
                                                                     Leasing Co. (automobile and equipment
                                                                     leasing) 1979-1997. Mr. Goldring is a
                                                                     nominee for reelection to the Board.

Richard T. Grote.............................  53        1999        Chairman, American Medical Claims, Inc.
                                                                     (claims filing service). Mr. Grote is a
                                                                     nominee for reelection to the Board.

Frederick O. Hanser..........................  56        2000        Chairman, St. Louis Cardinals, L.P.
                                                                     (National League baseball club) since
                                                                     January, 1996; Of counsel since April,
                                                                     1996 and Partner for more than five years
                                                                     prior thereto, Armstrong Teasdale LLP (law
                                                                     firm).

Donna D. Lambert.............................  59        2001        Private Investor.

Michael D. Latta.............................  57        2001        Chairman & CEO of Universe Corporation
                                                                     (fabricator and installer of architectural
                                                                     siding materials) since December, 1996;
                                                                     President of Code 3 Holdings, Inc. through
                                                                     December, 1995 and President and CEO of
                                                                     Public Safety Equipment, Inc. (related
                                                                     companies in the manufacture of emergency
                                                                     warning systems) 1974-1995.

Mont S. Levy.................................  47        1999        Registered Investment Advisor, Buckingham
                                                                     Asset Management; President, MSL
                                                                     Investments; Member, BAM Advisor Services,
                                                                     LLC. Mr. Levy is a nominee for reelection
                                                                     to the Board.

Lewis B. Shepley.............................  59        1999        Senior Executive Vice President and Chief
                                                                     Financial Officer, The Reliable Life
                                                                     Insurance Company. Mr. Shepley is a
                                                                     nominee for reelection to the Board.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

COMMITTEES

    The Company's Board of Directors has standing Executive, Audit and Compensation and Employee Benefits Committees. The Executive Committee is composed of Mr. Baur (Chairman), Mr. Bealke, Mr. Goldring, Mr. Grote and Mr. Hanser. The Audit Committee is composed of Mr. Baumstark (Chairman), Mr. Bush, Mr. Cornwell, Mr. Latta, Mr. Levy and Mrs. Lambert, several members of the Board of Directors of the Bank and one member of the Board of Directors of Southwest Bank, Belleville. The Compensation and Employee Benefits Committee is composed of Mrs. Behan, Mr. Bush, Mr. Cornwell, Mr. Desloge, Mr. Goldring, Mr. Shepley (Chairman) and one member of the Board of Directors of the Bank. The Board does not have a nominating committee.

    The Audit Committee, which met 4 times during 1998, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting.

    The Compensation and Employee Benefits Committee, which met 4 times during 1998, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company, Southwest Bank of St. Louis and Southwest Bank, Belleville (the "Banks").

    During 1998, there were 4 regular meetings and 1 special meeting of the Board of Directors. All directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served.

EXECUTIVE OFFICERS

    The executive officers of the Company and key executive officers of the Banks, their ages as of December 31, 1998, and their positions with the Company and the Banks are set forth below. All officers serve at the pleasure of the Company's Board of Directors.

     NAME                                      AGE                           POSITIONS
     ----                                      ---                           ---------
Andrew N. Baur...............................  54        Chairman and Chief Executive Officer of the
                                                         Company and the Bank; Vice Chairman of Southwest
                                                         Bank, Belleville.

Linn H. Bealke...............................  54        President of the Company and Vice Chairman and
                                                         Chief Operating Officer of the Bank; Chairman of
                                                         Southwest Bank, Belleville.

Paul M. Strieker.............................  47        Executive Vice President, Controller and Chief
                                                         Financial Officer, and Assistant Secretary of the
                                                         Company; Executive Vice President of the Bank.

Carol B. Dolenz..............................  46        Secretary and Treasurer of the Company; Secretary
                                                         and Vice President of the Bank.

Stephen P. Marsh.............................  43        President of the Bank and Senior Loan Officer of
                                                         the Banks.

Mary P. Sherrill.............................  44        Vice Chairman and Chief of Bank Operations of the
                                                         Bank.

EXECUTIVE COMPENSATION

    The following table summarizes compensation earned or awarded to the Company's Chief Executive Officer and all other executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 1998.

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                        ------------    ALL OTHER
                                                            ANNUAL COMPENSATION          SECURITIES    COMPENSATION
                                                         -------------------------       UNDERLYING    ------------
      NAME AND PRINCIPAL POSITIONS             YEAR      SALARY ($)      BONUS ($)      OPTIONS (#)      ($) <F1>
      ----------------------------             ----      ----------      ---------      -----------    ------------
Andrew N. Baur                                 1998       $293,629       $210,000          12,000        $30,328
  Chairman and Chief Executive Officer of      1997        280,527        225,000          30,000         26,532
  the Company and the Bank; Vice               1996        269,375        225,000          14,000         26,828
  Chairman of Southwest Bank, Belleville

Linn H. Bealke                                 1998       $199,268       $175,000          10,600        $31,889
  President of the Company and Vice            1997        190,692        160,000          14,000         27,449
  Chairman and Chief Operating Officer         1996        183,406        160,000          11,400         27,548
  of the Bank; Chairman of Southwest
  Bank, Belleville

Stephen P. Marsh                               1998       $147,735       $ 50,000           6,000        $ 5,676
  President of the Bank and Senior Loan        1997        140,695         60,000          10,000          2,878
  Officer of the Banks                         1996        134,998         60,000           8,000          4,518

Mary P. Sherrill                               1998       $103,333       $ 27,000           8,000        $ 3,936
  Vice Chairman and Chief of Bank              1997         99,167         27,000           6,000          2,646
  Operations of the Bank                       1996         95,669         25,000           6,000          4,417

Paul M. Strieker                               1998       $103,333       $ 20,000           4,000        $ 4,768
  Executive Vice President, Controller and     1997         98,933         20,000           6,000          3,015
  Chief Financial Officer and Assistant        1996         94,502         20,000           2,000          3,597
  Secretary of the Company and Executive
  Vice President of the Bank

-------
<F1> Consists of Company matching contributions to its 401(k) Plan, imputed value of life insurance benefit, and director's fees; amounts paid in 1998 are as follows:

                                             401(k) PLAN       LIFE INS.      DIRECTOR'S
                                            CONTRIBUTIONS      BENEFITS          FEES
                                            -------------      ---------      ----------
Mr. Baur..................................     $4,000           $1,728         $24,600

Mr. Bealke................................      4,000            2,389          25,500

Mr. Marsh.................................      4,000              876             800

Mr. Strieker..............................      2,952            1,016             800

Mrs. Sherrill.............................      3,177              759              --

OPTION GRANTS IN 1998

    The following table summarizes options granted during 1998 to the executive officers named above, together with estimates of the value of such options at the end of their five-year terms assuming the market value of the Common Stock appreciates at an annual rate of 5% or 10%.

                                                  INDIVIDUAL GRANTS

                                                PERCENT OF                                 POTENTIAL REALIZABLE
                                   NUMBERS OF     TOTAL                                   VALUE AT ASSUMED ANNUAL
                                   SECURITIES    OPTIONS                                   RATES OF STOCK PRICE
                                   UNDERLYING   GRANTED TO                                   APPRECIATION FOR
                                    OPTIONS     EMPLOYEES     EXERCISE                          OPTION TERM
                                    GRANTED     IN FISCAL    BASE PRICE   EXPIRATION      -----------------------
                                    (#)<F1>        YEAR        ($/SH)        DATE          5% ($)        10% ($)
                                   ----------   ----------   ----------   ----------      --------       --------
Mr. Baur.........................    12,000       12.05%       $41.50     April 2003      $137,640       $304,080

Mr. Bealke.......................    10,600       10.64%       $41.50     April 2003      $121,582       $268,604

Mr. Marsh........................     6,000        6.02%       $41.50     April 2003      $ 68,820       $152,040

Mrs. Sherrill....................     8,000        8.03%       $41.50     April 2003      $ 91,760       $202,720

Mr. Strieker.....................     4,000        4.02%       $41.50     April 2003      $ 45,880       $101,360

-------
<F1> The options granted in 1998 are exercisable 25% after the first year from the grant date, 50% after the second year, 75% after the third year, and 100% after the fourth year.

OPTIONS EXERCISED IN 1998 AND YEAR-END OPTION VALUES

    The following table summarizes options exercised during 1998, and the values of options outstanding on December 31, 1998, for the executive officers named above.

                                                                                                    VALUE OF
                                                                              NUMBER OF            UNEXERCISED
                                                                             UNEXERCISED          IN-THE-MONEY
                                                                             OPTIONS AT            OPTIONS AT
                                            SHARES                         FISCAL YEAR-END       FISCAL YEAR-END
                                          ACQUIRED ON        VALUE          EXERCISABLE/          EXERCISABLE/
                  NAME                    EXERCISE #       REALIZED $      UNEXERCISABLE #       UNEXERCISABLE $
                  ----                    -----------      ----------      ---------------      -----------------
Mr. Baur................................    18,500          $548,938        18,500/49,000       $299,250/$502,594

Mr. Bealke..............................        --                --        24,200/31,800       $473,763/$313,950

Mr. Marsh...............................     5,000          $167,969        11,750/19,250       $216,736/$189,702

Mrs. Sherrill...........................     2,000          $ 59,125        10,500/17,500       $203,532/$141,469

Mr. Strieker............................     6,500          $154,688         2,000/11,000        $23,063/$93,844

CONSULTING AGREEMENTS

    The Company and the Bank have entered into Consulting Agreements ("Consulting Agreements") with Messrs. Baur and Bealke providing for certain benefits in the event of termination of employment for any reason after a "Change in Control" (as defined in the Consulting Agreements), or for any reason other than voluntarily by the executive or by the Bank or the Company for "Cause" (as defined in the Consulting Agreements) prior to a Change in Control. Benefits, provided until the executive attains the age of 65 or dies, would include (i) a monthly consulting fee of $2,000; (ii) specified levels of medical insurance for the executive and his dependents;
(iii) disability insurance coverage; and (iv) to the extent medical insurance or disability insurance benefits are taxable to the executive, additional compensation equal to the taxes on such benefits and on the additional compensation provided to cover such taxes. Such benefits would be subject to reduction or termination under certain circumstances. Prior to the executive's 60th birthday, he would be required to provide certain consulting services to the Company or the Bank if requested.

EMPLOYMENT AGREEMENTS

    The Company and the Bank have entered into Management Retention Agreements ("Retention Agreements") with ten of their respective officers, including Mr. Marsh, Mrs. Sherrill and Mr. Strieker but excluding Mr. Baur and Mr. Bealke, pursuant to the terms of which, if the employment with the Company or the Bank of an officer party to such a Retention Agreement is terminated for any reason other than for "Cause" (as defined in the Retention Agreements) within one year after a "Change in Control" (as defined in the Retention Agreements), the officer or his or her personal or legal representative will continue to receive compensation for one year after the date of such termination at a rate equal to the officer's base compensation in effect on either the effective date of such Change of Control or the date of termination of the officer's employment, whichever rate is greater. Current base compensation is $146,000 per annum for Mr. Marsh, $104,000 per annum for Mrs. Sherrill and $104,000 per annum for Mr. Strieker. In addition, the Company agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by the officer in enforcing his or her rights under the Retention Agreement.

PENSION AND SUPPLEMENTAL PENSION PLANS

    The Company sponsors the Southwest Bank of St. Louis Employees Retirement Plan (the "Retirement Plan"), a qualified defined benefit plan, and the Southwest Bank of St. Louis Supplemental Retirement Plan (the "Supplemental Plan"), a non-qualified defined benefit plan. The Retirement Plan credits benefits to participants based upon years of service and compensation at the time of retirement. For purposes of the Retirement Plan, compensation means the average salary over the highest five consecutive years in the most recent ten year period prior to retirement. Benefits are reduced by the amount of Social Security benefits required to be recognized (offset) under the pension formula, and are payable as life annuities at age 65, with no death benefit. Benefits under the Retirement Plan are restricted by certain statutory limits on the amount of compensation which may be considered in calculating benefits and other statutory limitations.

    A participant's benefit under the Supplemental Plan equals his or her benefit as calculated under the Retirement Plan, without regard to statutory limitations contained in the Retirement Plan, reduced by his or her actual benefit under the Retirement Plan. Benefits are payable commencing at age 65, with no death benefit.

    The following table sets forth the estimated annual benefits under both the Retirement and Supplemental Plans based upon various assumed levels of compensation and years of service:

                                    RETIREMENT AND SUPPLEMENTAL PLANS TABLE
                                                               YEARS OF SERVICE
                              ----------------------------------------------------------------------------------
       COMPENSATION             10             15             20             25             30             35
--------------------------    -------       --------       --------       --------       --------       --------
$ 75,000..................    $10,000       $ 16,000       $ 21,000       $ 27,000       $ 33,000       $ 38,000
 100,000..................     14,000         21,000         29,000         36,000         44,000         51,000
 125,000..................     18,000         27,000         36,000         46,000         55,000         64,000
 150,000..................     21,000         33,000         44,000         55,000         66,000         78,000
 250,000..................     36,000         56,000         74,000         92,000        111,000        131,000
 350,000..................     51,000         78,000        104,000        130,000        156,000        183,000
 450,000..................     66,000        101,000        134,000        167,000        201,000        236,000
 550,000..................     81,000        123,000        164,000        205,000        246,000        288,000

    For purposes of determining Retirement and Supplemental Plan benefits, the current compensation for the above-named executive officers is as shown under "Annual Compensation" in the executive compensation table above. Mr. Baur and Mr. Bealke currently have 14 years of service and would have 25 years of service at age 65. Mr. Marsh currently has 14 years of service and would have 36 years of service at age 65. Mrs. Sherrill currently has 13 years of service and would have 34 years of service at age 65. Mr. Strieker currently has 11 years of service and would have 29 years of service at age 65.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Employee Benefits Committee of the Board of Directors, (the "Committee") composed of six independent directors and one independent director of the Bank, administers the executive compensation program. None of such members is or has been an officer or employee of the Company or of the Banks. The Committee passes on all material issues relating to executive compensation.

    The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer ("CEO") and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company and the Banks in achieving their business objectives in an industry facing increasing regulation, competition and change.

    Annual compensation for the Company's senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed, and are normally adjusted, annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (1) The CEO's recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the CEO; and (3) compensation levels at other banking institutions in the St. Louis metropolitan area and in other metropolitan areas. The Committee's analysis is a subjective process which utilizes no specific weighting or formula of the aforementioned factors in determining executives' base salaries.

    The Committee considers bonus compensation to be its primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Banks' senior officers, and overall performance by the Company and the Banks. Awards under the Company's bonus plan are granted by the Committee based primarily upon: (1) performance of the Banks, (2) performance of the individual officer and (3) recommendation of the CEO. In some years, no bonuses are granted. The purpose of the bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of the Banks. Especially for most senior officers, bonus-to-salary ratios are sufficiently high so that an executive who is not awarded a bonus will be compensated near the bottom of his industry peer group. Bonuses are not based upon formulas or other objective criteria.

    In setting salaries and bonuses, the Committee utilizes data reflecting peer compensation within the banking industry. In October 1997 the Committee received a report from Hay Management Consultants concerning the compensation of the CEO and selected executive officers, especially in relation to the compensation of similar executives in the banking industry, and making recommendations in respect of compensation and benefit levels. Similar reports were received from the same company in October 1994 and in October 1991. It is the Committee's present intention to seek advice from outside experts every few years. Annually, the Committee reviews statistical data provided by the Company concerning compensation levels at other banks and bank holding companies in the St. Louis metropolitan area.

    In determining total compensation for officers for 1998, the Committee considered the continuing increases in profits, the high quality of the loan portfolio, the successful management of the investment portfolio, the successful opening of the de novo bank in Belleville, Illinois, the continuing growth of Southwest Bank of St. Louis branches, and the quality and efficiency of the staff. It was noted that commercial loan growth was lower than it had been in previous years, and that was reflected in somewhat lower bonuses for the responsible officers.

                                          Lewis B. Shepley, Chairman
                                          Alice C. Behan
                                          William H.T. Bush
                                          Franklin J. Cornwell, Jr.
                                          Theodore P. Desloge, Jr.
                                          Louis N. Goldring
                                          Zsolt Rumy

PERFORMANCE GRAPH

    The following five-year graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the NASDAQ National Market System beginning with January 1, 1994 with the cumulative total return, assuming reinvestment of dividends, of (i) the NASDAQ Stock Market Index for United States companies, and (ii) the NASDAQ Bank Stocks Index.

                MISSISSIPPI VALLEY BANCSHARES, INC.

                      CUMULATIVE TOTAL RETURN

                         12/31/93-12/31/98



                              [GRAPH]



                                         12/31/1993     12/30/1994     12/29/1995    12/31/1996    12/31/1997    12/31/1998
Mississippi Valley Bancshares, Inc.        100.000        121.845        184.270       307.224       471.626       497.925
NASDAQ Composite (US)                      100.000         97.752        138.256       170.015       208.580       293.209
NASDAQ Bank Stocks                         100.000         99.636        148.383       195.908       328.018       324.902


CERTAIN TRANSACTIONS

    Some of the directors and officers of the Company and of the Banks, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Banks, including borrowings and investments in certificates of deposit and repurchase agreements. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $49 million, which represented approximately 44% of the Company's consolidated shareholders' equity at that date.

    Frederick O. Hanser, a director and shareholder of the Company, is of counsel to the law firm of Armstrong Teasdale LLP, counsel to the Company and the Banks.

                       PRINCIPAL STOCKHOLDERS

    The following tables set forth as of December 31, 1998, certain information concerning the ownership of Common Stock by each person who is known by the Company to own beneficially more than 5% of such stock, by each director of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and officers of the Company as a group:

                                                        SHARES OF
                                                         COMMON         PERCENT
   NAME OF BENEFICIAL OWNER                               STOCK         OF CLASS
   ------------------------                             ---------       --------
John T. Baumstark<F1>...............................      156,952         1.6%
Andrew N. Baur<F2><F3><F4>..........................    1,136,627        11.7%
Linn H. Bealke<F2><F3><F5><F6>......................      359,035         3.7%
Alice C. Behan......................................      112,564         1.2%
William H.T. Bush<F7>...............................       32,000        <F*>
Franklin J. Cornwell, Jr............................      127,800         1.3%
Theodore P. Desloge, Jr.<F8>........................       35,000        <F*>
Louis N. Goldring...................................      322,385         3.3%
Richard T. Grote....................................       57,198        <F*>
Frederick O. Hanser<F9>.............................       64,410        <F*>
Donna D. Lambert<F10>...............................      117,360         1.2%
Michael D. Latta<F11>...............................      163,880         1.7%
Mont S. Levy<F12><F13>..............................      160,840         1.6%
Stephen P. Marsh<F2><F3><F14>.......................       74,539        <F*>
Lewis B. Shepley....................................       85,817        <F*>
Mary P. Sherrill<F2><F3><F15>.......................       24,551        <F*>
Paul M. Strieker<F2><F3><F16>.......................       48,762        <F*>
All Directors and Executive Officers as a Group
  (18 individuals)<F2><F3>..........................    3,114,792        31.9%

-------
 <F*> less than one percent
 <F1> Excludes 1,400 shares owned by daughter's trust.
 <F2> Assumes the exercise of Options outstanding and exercisable as of
      December 31, 1998 or within 60 days thereafter, including those beneficially owned by the named person as follows: Mr. Baur 18,500, Mr. Bealke 24,200, Mr. Marsh 12,688, Mrs. Sherrill 10,500, Mr. Strieker 2,000, all directors and executive officers as a group 73,988 Shares.
 <F3> Includes Shares held in the Company's 401(k) Retirement Savings Plan for the benefit of the named person, as to which the named person has sole dispositive power, but no voting power, as follows: Mr. Baur 25,571, Mr. Bealke 25,927, Mr. Marsh 13,771, Mrs. Sherrill 13,051, Mr. Strieker 11,602, and all directors and officers as a group 99,906 shares.
 <F4> Includes 10,456 shares held in a trust of which Mr. Baur is one of two co-trustees and as to which he has shared voting and dispositive power.
 <F5> Excludes 13,120 shares held by Mr. Bealke's spouse, and includes 9,640 shares in his spouse's IRA Plan in which Mr. Bealke has investment power.
 <F6> Includes 4,400 shares held by the Bealke Family Trust of which Mr. Bealke is one of two trustees and as to which he has shared voting and investment power.
 <F7> Excludes 8,800 shares held by Mr. Bush's spouse.
 <F8> Shares held by Bloom & Desloge Enterprises, Inc., a corporation controlled by Mr. Desloge.
 <F9> Excludes 26,400 shares held by Mr. Hanser's spouse.
<F10> Excludes 19,400 shares held by Mrs. Lambert's spouse.
<F11> Includes 12,000 shares held in a Charitable Trust of which Mr. Latta has shared voting and investment power.
<F12> Includes 116,040 shares, held in two trusts as to which Mr. Levy serves as a co-trustee and has shared voting and dispositive power.
<F13> Excludes 200 shares held by Mr. Levy's spouse.

                                 11

<F14> Includes 1,788 shares held as Custodian for minor children, and 24,040 shares held in his spouse's Revocable Trust in which Mr. Marsh has investment power.
<F15> Excludes 3,114 shares held by Mrs. Sherrill's spouse.
<F16> Excludes 2,000 shares held by Mr. Strieker's spouse.

    For purposes of the table, a person is deemed to be a beneficial owner of Shares if the person has or shares the power to vote or to dispose of them. Unless otherwise indicated in the footnotes, each person had sole voting and dispositive power over the Shares listed in the beneficial ownership table. The shareholders disclaim beneficial ownership in the Shares described in the footnotes as being "held by" or "held for the benefit of" other persons. The address of Mr. Baur is 700 Corporate Park Drive, St. Louis, Missouri 63105.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Directors and Executive Officers of the Company are required by
Section 16(a) of the Securities Exchange Act of 1934 to file certain reports with the Securities and Exchange Commission detailing their beneficial ownership of common stock and reporting changes in such beneficial ownership. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 1998 all Section 16(a) filing requirements were complied with on a timely basis.

              APPROVAL OF AMENDMENT TO THE MISSISSIPPI
           VALLEY BANCSHARES, INC. 1991 STOCK OPTION PLAN

    At the Annual Meeting, the Stockholders will be presented with a proposal to approve the adoption of amendments to the Company's 1991 Stock Option Plan (Five-Year Options) (the "Plan") (i) to increase the number of Shares authorized for options from 1,140,000 to 1,340,000 less the number of Shares subject to outstanding or exercised options under the Company's 1988 Stock Option Plan, (ii) to permit participation by any of the officers of the Company or any of its subsidiaries (rather than just the Bank), and (iii) to extend by three years to December 31, 2004 the date by which options may be granted under the Plan. The Plan was originally adopted by the Company's Board in December, 1991, and by the Stockholders in April, 1993. These amendments to the Plan were adopted by the Executive Committee of the Board on February 17, 1999 subject to Stockholder approval.

    The Board believes that, in order to retain, motivate and attract key personnel essential to the continued success of the Company, it is necessary to maintain its current practice of providing meaningful option grants to officers of the Company and its subsidiaries. The Board believes that stock options have played a critical role in recent years in motivating Company management to build a growing, highly competitive business, while also delivering a consistently strong financial performance record with corresponding stock price appreciation.

    The Plan helps stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in its financial performance. The Board believes that providing management with this program of consistent stock option grants is an appropriate method for aligning the interest of management with its Stockholders. The issuance of optioned Shares will only occur if management has delivered increased value to the Stockholders in the form of an appreciation in the price of the Company's Common Stock during the term of the options granted under the Plan.

    A brief description of the material features of the Plan as it is proposed to be amended is as follows.

GENERAL

    The Plan authorizes the granting of non-qualified stock options. Options may be granted under the Plan through December 31, 2004, unless the Plan is earlier terminated. The Plan may, subject to rights under options previously granted, be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board or its Executive Committee, but Stockholder approval is required to increase the number of Shares that may be issued under the Plan or to modify the Plan in a manner requiring Stockholder approval under Rule 16b-3 of the Securities and Exchange Commission. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Proceeds received by the

Company from the sale of Common Stock pursuant to the exercise of options granted under the Plan will be used for general corporate purposes.

SECURITIES SUBJECT TO THE PLAN

    The aggregate number of Shares which may be issued upon exercise of options granted under the Plan shall not exceed 1,340,000 less the number of Shares subject to outstanding or exercised options under the Company's 1988 Stock Option Plan.

    If an option expires or is canceled without having fully exercised, the number of Shares as to which such option was not exercised prior to its expiration or cancellation may again be optioned under the Plan.

ADMINISTRATION OF THE PLAN

    The Plan provides for administration by the Compensation and Employee Benefits Committee of the Board (the "Committee"). In addition to administering the Plan, the Committee is also authorized to interpret the Plan and the Stock Option Agreements (defined below), to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Members of the Committee receive such compensation for their services as is determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the Plan will be borne by the Company.

ELIGIBILITY AND PARTICIPATION

    Any officer of the Company and its subsidiaries is eligible to be granted options. Directors of the Company are eligible to be granted options if they are also employees of the Company or its subsidiaries. The Committee is authorized to select the individuals to whom options are to be granted, to determine the number of Shares to be subject to such options and to establish the terms and conditions of the options, consistent with the Plan. In this respect, the Committee may consider recommendations of the Company's Chairman. The Company will enter into a written agreement ("Stock Option Agreement") with each optionee specifying the terms of the option.

TERMS OF OPTIONS

    GRANT OF OPTIONS. Each option shall be for the number of Shares prescribed by the Committee, subject to a maximum of 15,000 Shares.

    EXERCISABILITY OF OPTIONS. Each option is exercisable at such times and in such installments (which may be cumulative) as the Committee may provide in the terms of each individual option; provided, however, that an option may not be exercised for more than twenty-five percent of the Shares subject to the option for each full year elapsed since the grant of the option. An option may be exercised for all Shares subject to it in the event of a change in control of the Company.

    Options are exercisable by written notice to the Company, specifying the number of Shares being purchased and accompanied by payment of the purchase price for such Shares. The option price may be paid in cash or by check. The Committee may, as a condition to the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee may also take whatever additional action it deems appropriate to effect such compliance.

    PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS. The price of the Shares of Common Stock subject to each option shall be set by the Committee, provided, however, that the price per Share of an option shall not be less than 100% of the closing price of a Share of the Company's Common Stock as quoted on the NASDAQ National Market System on the day the option is granted. If Shares are not traded on such date, then the closing price will be determined as of the next preceding trading date during which a sale occurred.

    NON-ASSIGNABILITY. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation by law.

    EXPIRATION OF OPTIONS. No option may be exercised to any extent after the first to occur of the following events: (1) the expiration of five years from the date the option was granted or (2) the termination of the optionee's employment for any reason other than death, disability or incapacity or (3) the expiration of ninety days from the date of termination of the optionee's employment by reason of disability or incapacity or (4) the expiration of ninety days from the date of the optionee's death. To the extent an option is exercisable at the time of an optionee's death or termination of an optionee's employment by reason of disability or incapacity, the optionee's personal or legal representative may exercise the option on the optionee's behalf for ninety days thereafter. No portion of an option that is unexercisable at termination of employment may thereafter become exercisable.

    Subject to the foregoing, the Committee will provide, in the terms of each individual Stock Option Agreement, when such option expires and becomes unexercisable.

    ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. If the outstanding Shares of Common Stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of Shares, the Committee will make an appropriate and equitable adjustment in the number and kind of Shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable, to the end that after such event the optionee's proportionate interest will be maintained as before the occurrence of such event. Such adjustment will be made without change in the total price applicable to the option except as results from rounding of Share quantities or prices and with any necessary corresponding adjustment in option price per Share. Any such adjustment made by the Committee will be final and binding upon all optionees, the Company and all other interested persons.

    TRANSFER RESTRICTIONS. Unless otherwise approved in writing by the Committee, no Shares acquired upon exercise of any option by any officer (as defined in Rule 16a-1(f) of the Securities and Exchange Commission) or director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such option was granted. The Committee, in its discretion, may impose such other restrictions on the transferability of the Shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such Shares.

    CONTINUED EMPLOYMENT. Nothing in the Plan or in any Stock Option Agreement will confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company, or will interfere with or restrict in any way the rights of the Company, or any subsidiary of the Company, to discharge any optionee at any time for any reason whatsoever, with or without cause.

    NO RIGHTS AS A STOCKHOLDER. No holder of an option will be, nor have any rights or privileges of, Stockholder of the Company as to Shares covered by such option until such Shares are issued by the Company and delivered to such holder.

    CONFORMITY TO SECURITIES LAWS. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the material federal income tax consequences to participants in the Plan. The discussion is based on the Code, regulations thereunder, ruling and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

    A holder of an option does not realize income as a result of the grant of such option, but normally realizes compensation income taxable at ordinary income rates upon such option's exercise to the extent the fair market value of the Shares of Common Stock acquired on the date of the exercise of such option exceeds the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in an amount equal to the amount the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. At the time the option is exercised, the optionee (or his or her successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes.

    The optionee's initial tax basis for Shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such Shares may qualify for capital gains treatment depending upon the applicable holding period.

AMENDMENTS TO THE PLAN

    Stockholders are being asked to approve the following Plan amendments adopted by the Directors, subject to shareholder approval, on February 17, 1999.

    1. The number of Shares authorized for options is increased from 1,140,000 to 1,340,000, less the number of Shares subject to outstanding or exercised options under the Company's 1988
       Stock Option Plan.

    2. The Plan is amended to permit participation by any of the officers of the Corporation or any of its subsidiaries.

    3. The last date on which options may be granted under the Plan is extended from December 31, 2001 to December 31, 2004.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE 1991 STOCK OPTION PLAN.

                       SELECTION OF AUDITORS

    Ernst & Young LLP were the auditors of the Company during the year ended December 31, 1998 and also have been selected by the Board of Directors to serve as auditors for the present year.

    Ernst & Young LLP has served as the Company's independent auditors since 1984.

    A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT
AUDITORS TO AUDIT THE ACCOUNTS OF THE COMPANY AND ITS SUBSIDIARIES
FOR 1999.

                           OTHER MATTERS

    Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.

                       STOCKHOLDER PROPOSALS

    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company at 700 Corporate Park Drive, St. Louis, Missouri 63105 not later than November 20, 1999. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

    In addition, if a stockholder fails to notify the Company on or before February 3, 2000 of a proposal which such stockholder intends to present at next year's Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.


                                  By Order of the Board of Directors



                                  CAROL B. DOLENZ
                                  Secretary and Treasurer


March 19, 1999
St. Louis, Missouri

                                                           Please mark
                                                           your votes as  / X /
                                                           indicated in
                                                           this example



1. ELECTION OF DIRECTORS:

      FOR all      WITHHOLD    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
     nominees      AUTHORITY   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
    (except as      for all    THE NOMINEE'S NAME.)
   marked to the   nominees
     contrary)                 Andrew N. Baur, Louis N. Goldring,
                               Richard T. Grote, Mont S. Levy, Lewis B. Shepley
       /  /          /  /


2. To consider and act upon a proposal to approve certain amendments to the 1991 Stock Option Plan, as described in the accompanying Proxy materials.


              FOR      AGAINST      ABSTAIN

              / /       / /           / /


3. Proposal to ratify the selection of Ernst & Young LLP as independent accountants for 1999.


              FOR      AGAINST      ABSTAIN

              / /       / /           / /


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                 This Proxy when properly executed, will be voted in the manner directed herein by the Stockholders. If no direction is made, this Proxy will be voted FOR the proposals set forth in Items 2 and 3, and FOR the management nominees for Directors set forth in Item 1, and in accordance with the best judgment of the Proxies on any other business which properly comes before the meeting.

                 Dated:__________________________________________________, 1999


                 ______________________________________________________________


                 ______________________________________________________________
                 Signature(s)
                 (This Proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in a corporate or representative capacity, please sign name and title.)


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^




                      MISSISSIPPI VALLEY BANCSHARES, INC.
                           700 CORPORATE PARK DRIVE
                          SAINT LOUIS, MISSOURI 63105
                                (314) 268-2580


Dear Shareholder:

The annual meeting of Stockholders of Mississippi Valley Bancshares, Inc. will be held at the Offices of KETC (Channel 9), 3655 Olive Street, St. Louis, Missouri 63108 on April 21, 1999 at 9:00 a.m., St. Louis time. At the meeting Stockholders will elect five directors.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy material, complete the attached proxy form below and return it promptly in the envelope provided.

                      MISSISSIPPI VALLEY BANCSHARES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Andrew N. Baur and Linn H. Bealke, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in MISSISSIPPI VALLEY BANCSHARES, INC. at the Annual Meeting of Stockholders to be held at 9:00 A.M., April 21, 1999, and at any adjournments thereof on all matters properly coming before the meeting.



                   (Please sign and date on the reverse side)










-------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      APPENDIX

     Page 10 of the printed proxy statement contains a Cumulative Total Return Graph. The information plotted in the graph has been presented in a tabular format that may be processed by the EDGAR system.